UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 27, 2014

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Hawaiian Electric’s rate case filing described below under Item 8.01 does not change HEI’s earnings projections for 2014, and HEI reaffirms its 2014 earnings guidance.

Item 8.01 Other Events.
The following is an update to the disclosures on rate requests found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Most recent rate proceedings,” on pages 57-58 of HEI’s and Hawaiian Electric’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is incorporated herein by reference.

Hawaiian Electric 2014 test year rate case
On June 27, 2014, Hawaiian Electric submitted an abbreviated rate case filing (abbreviated filing), in lieu of a traditional rate case, with the goal of satisfying its requirement to submit a rate case filing in accordance with the mandatory three-year general rate case cycle established by the Public Utilities Commission of the State of Hawaii (PUC) in the proceeding approving decoupling.
Hawaiian Electric did not request a rate increase in its abbreviated filing. Hawaiian Electric indicated in its filing that it is foregoing a rate increase request in recognition that its customers are already in a challenging high electricity bill environment. The abbreviated filing indicated Hawaiian Electric is aggressively attacking the root causes of high rates, by, among other things, vigorously pursuing the opportunity to switch from oil to liquefied natural gas, acquiring lower-cost renewable energy resources, pursuing opportunities to achieve operational efficiencies, and deactivating older, high-cost generation. Instead of seeking a rate increase, Hawaiian Electric is focused on developing and executing the new business model, plans and strategies required by the PUC’s April 2014 regulatory orders, as well as other actions that will reduce rates.
In its abbreviated filing, Hawaiian Electric submitted the requirements it believed were necessary to satisfy its obligation to file a general rate case in the cycle established by the PUC. If the PUC determines that additional materials are required, Hawaiian Electric would work with the Consumer Advocate on a schedule to submit additional information as needed. The abbreviated filing was submitted to get an expedited decision that there would be no change in base rates at this time.
If Hawaiian Electric’s abbreviated filing is accepted by the PUC, the current rate schedules and rate recovery mechanisms will remain in effect until a decision is made in the next rate case proceeding. Such schedules and mechanisms include the rate schedules for the various rate classes, the energy cost adjustment and power purchase adjustment clauses in their current form, the demand side management surcharge, the pension and other post-retirement benefit tracking mechanisms, and the decoupling tariff. The decoupling revenue balancing account and revenue adjustment mechanism will continue, subject to any change to these mechanisms ordered by the PUC in Schedule B of the decoupling proceedings. The panel hearings in Schedule B of the decoupling proceeding are scheduled for late August 2014. Hawaiian Electric expects to file its next rate case under the normal rate case cycle using a 2017 test year. If circumstances change, a rate case may be filed earlier.
Management cannot predict whether the PUC will accept this abbreviated filing to satisfy Hawaiian Electric’s obligation to file a rate case in 2014, if additional material will be required, or if Hawaiian Electric will be required to proceed with a traditional rate proceeding.

HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American Savings Bank, F.S.B.’s press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with (Docket No. 2013-0373 for this filing) and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: June 30, 2014	Date: June 30, 2014

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